Explanatory Note

CalTier Fund I LP has prepared this Form 1-A/A solely for the purpose of filing Exhibits 15.3

INDEX TO EXHIBITS

2.1	Certificate of Limited Partnership*
2.2	Limited Partnership Agreement*
4.1	Form of Subscription Agreement*
6.1	Posting Agreement with Manhattan Street Capital*
11.1	Consent of Independent Auditor*
12.1	Form of Opinion of Counsel*
13.1	Testing the Waters Materials*
15.1	Draft offering statement previously submitted pursuant to Rule 252(d) (August 16, 2019) (incorporated by reference)*
15.2	Draft offering statement previously submitted pursuant to Rule 252(d) (June 14, 2019) (incorporated by reference)*
15.3	Correspondence previously submitted pursuant to Rule 252(d)

*Previously filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on October 21, 2019.

CalTier Fund I, LP

By: CalTier Realty, LLC, its General Partner

By:	/s/ Matthew Belcher
Name: Matthew Belcher
Title: Manager

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Matthew Belcher
Name: Matthew Belcher
Title: Manager of CalTier Realty, LLC (Chief Executive Officer, and Manager of General Partner)
Date: October 21, 2019

/s/ Travis Hook
Name: Travis Hook
Title: Manager of CalTier Realty, LLC (Chief Financial Officer and Principal Accounting Officer)
Date: October 21, 2019